UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2021
SMART SAND, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1725 Hughes Landing Blvd, Suite 800
The Woodlands, Texas 77380
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 231-2660
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.
On June 1, 2021, the Superior Court of the State of Delaware (the “Court”) issued a verdict in favor of Smart Sand, Inc. (the “Company”) in its lawsuit against U.S. Well Services, LLC (“U.S. Well”), a subsidiary of U.S. Well Services, Inc. (NASDAQ: USWS), following the trial that took place in December 2020. In the case, the Company alleged, along with certain other related claims, that U.S. Well breached a multi-year contract under which the Company supplied frac sand to U.S. Well, and claimed total damages of approximately $54 million. U.S. Well denied that it breached the contract and asserted counterclaims for the misuse of U.S. Well’s confidential information. U.S. Well abandoned its counterclaims after the trial.

The Court ruled that U.S. Well breached the long-term take-or-pay Master Product Purchase Agreement between the Company and U.S. Well by failing to purchase minimum required tonnages of frac sand. The Court directed the parties to submit a form of final judgment in favor of the Company and against U.S. Well, which the Company expects will become publicly available by the end of June 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated:	June 4, 2021	By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer